Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Streamline Health Solutions, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-183899, 333-166843, 333-190045) on Form S-3 and (Nos. 333-184959, 333-28055, 333-18625, 333-20765, 333-125393, 333-174775, 333-188763, 333-188764) on Form S-8 of Streamline Health Solutions, Inc. of our reports dated April 16, 2015, with respect to the consolidated balance sheets of Streamline Health Solutions, Inc. and subsidiaries as of January 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended January 31, 2015, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 31, 2015, which reports appear in the January 31, 2015 annual report on Form 10-K of Streamline Health Solutions, Inc.
/s/ KPMG LLP
Atlanta, Georgia
April 16, 2015